EXHIBIT 4.29.2

                              VALUESTAR CORPORATION
                                 SECOND AMENDED
                                  AND WAIVER OF
                           INVESTORS RIGHTS AGREEMENT

         THIS SECOND AMENDED AND WAIVER OF INVESTORS RIGHTS AGREEMENT (this "Agreement") is dated effective as of September 14, 2000 (the "Effective Date"), by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership
("Seacoast"),  PACIFIC  MEZZANINE  FUND, L.P. a California  limited  partnership
("Pacific"),  TANGENT  GROWTH  FUND,  L.P.,  a  California  limited  partnership
("Tangent"), eCOMPANIES VENTURE GROUP, L.P., a Delaware limited partnership ("Companies"), and TMCT VENTURES, L.P. ("TMCT")(Seacoast, Pacific, Tangent, eCompanies and TMCT a "Holder" and collectively, all such individuals and entities, the "Holders").

                                     RECITAL

         In consideration of the Company's sale of certain securities in accordance with the terms and provisions set forth under that certain Series C Preferred Stock and Warrant Purchase Agreement dated on even date herewith (the "Purchase Agreement"), the Holders desire to amend the Investors Rights Agreement originally entered into by Seacoast, Pacific, Tangent and eCompanies on December 8, 1999, with TMCT becoming a party thereto on January 4, 2000, and as subsequently amended on March 24, 2000 (the "Rights Agreement") in accordance with the terms set forth in this Agreement. All capitalized terms not defined herein shall have the meanings established in the Rights Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

1.       Registration Rights.

         a. Incidental Registration. In accordance with Section 2.b of the Rights Agreement, the Holders hereby acknowledge notice from the Company of its intention to register certain securities as set forth in the Purchase Agreement and corresponding Registration Rights Agreement thereto and hereby request that the Registrable Securities held by such Holders be included in such registration in accordance with the terms thereof.

         b. Limitations on Subsequent Registration Rights. The Holders holding a majority of the outstanding Registrable Securities hereby consent in accordance with Section 2.k of the Rights Agreement to the Company entering into the Purchase Agreement and corresponding Registration Rights Agreement thereto and undertaking its obligations thereunder, whereby the Company has granted certain investors under such agreements the right to a registration that will result in such registration statement being declared effective prior to the effectiveness of the first registration statement to be effected under Section 2.a. of the Rights Agreement.

2. Waiver of Preemptive Rights. Each of the Holders hereby waives its preemptive rights set forth in Section 3 of the Rights Agreement applicable to any of the securities sold or to be sold under the Purchase Agreement.

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

                                Signature Page to
         ValueStar Corporation Second Amended Investors Rights Agreement

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                             VALUESTAR CORPORATION

                                             By: /s/ James Stein
                                             Name:  James Stein
                                             Its:  Chief Executive Officer

                                             eCOMPANIES VENTURE GROUP, L.P.

                                             By: /s/ Steven Ledger
                                             Name:  Steven Ledger
                                             Its:   Managing General Partner

                                             SEACOAST CAPITAL PARTNERS LIMITED
                                             PARTNERSHIP
                                             By:    Seacoast I Advisors,
                                                    LLC, its general partner

                                                    By:/s/ Jeffrey J. Holland
                                                    Name:  Jeffrey J. Holland
                                                    Its:       Vice President

                                             PACIFIC MEZZANINE FUND, L.P.
                                             By:    Pacific Private Capital,
                                                    its general partner

                                             By: /s/ Nathan W. Bell
                                             Name:  Nathan W. Bell
                                             Its:   General Partner

                                             TANGENT GROWTH FUND, L.P.
                                             By:    Tangent Fund Management,
                                                    LLC, its general
                                                    partner

                                                    By: /s/ Mark P. Gilles
                                                    Name:  Mark P. Gilles
                                                    Its:  Vice President

                                             TMCT VENTURES, L.P.
                                             Under management by
                                             Rustic Canyon Partners, LLC

                                             By: /s/ Michael Song
                                             Printed Name:  Michael Song
                                             Title:         Partner

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